UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2012 (July 10, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2012, Q Lotus Holdings, Inc. (the “Company”) entered into a Partnership Agreement (the “Partnership Agreement”) with Q Lotus Holdings Ltd, a company registered in Hong Kong (“Q Lotus HK”) whereby the Company shall issue up to a face value of up to $3,000,000,000 in collateralized corporate notes (each a “Note” and, collectively, the “Notes”) for the benefit of Tan Chong Yang, Terrence. Initially the company shall issue a Note in the amount of $1,000,000,000 (the “Initial Note”). Tan Chong Yang, Terrence shall raise between $70,000,000 and $75,000,000 by pledging the initial Note as collateral.

Upon the receipt of the funds received from the pledge of the Initial Note, at least $40,000,000 of the proceeds shall be used for a premium to be paid for an “insurance wrap” for a second batch of Notes to be issued in the amount of up to $2,000,000,000. Based upon the funds raised upon the Initial Note, $3,000,000 shall be paid to the Company as a “note issuing fee,” $1,000,000 shall be paid to Tan Chong Yang, Terrence, $2,000,000 shall be paid to Q Lotus HK, one percent (1%) of the money raised shall be paid as a transaction arrangement fee, one percent (1%) of the money raised shall be paid as an introduction fee, $1,000,000 shall be paid to a hedge fund to be designated by Tan Chong Yang, Terrence for management of the funds to be raised from the remainder of the Notes to be issued. Other fees relating to the fundraising shall also be paid directly from the proceeds.

The description of the Partnership Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Partnership Agreement that are attached hereto as an exhibit, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

10.43                 Partnership Agreement, dated July 10, 2012, between the Registrant and Q Lotus Holdings Ltd, a company registered in Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: July 20, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer